Exhibit 99.1

Solventum Reports Second Quarter 2024 Financial Results and Raises Full-Year Guidance

•Separation activities and business continuity on track
•Reported sales increased 0.2% to $2.081 billion; organic sales increased 1.3%
•GAAP Earnings Per Share (EPS) of $0.51; adjusted EPS1 of $1.56
•Generated $355 million in cash from operations; free cash flow1 of $297 million
•Raises full-year 2024 organic sales growth and adjusted EPS guidance

ST. PAUL, Minn., August 8, 2024 /PRNewswire/ – Solventum (NYSE: SOLV) today reported financial results as a stand-alone company for the second quarter ended June 30, 2024.

“As we continue to execute a complex transformation, we’re encouraged by our first financial results as an independent company and early ability to maintain business continuity,” said Bryan Hanson, chief executive officer, Solventum. “We are starting from a solid foundation and remain focused on addressing historical underperformance and spin-related topics to unlock significant value creation over time.”

Second quarter 2024 financial results

3 months ended June 30, 2024 (Millions of dollars, except per share amounts)	GAAP	non-GAAP[1]
Sales	$2,081	$2,081
Operating income	$244	$430
Operating income margin	11.7%	20.7%
Earnings per share (EPS)	$0.51	$1.56
Cash from operations/free cash flow[1]	$355	$297

Reported and organic sales growth reflect the expected normalizing of pricing. While volumes grew slightly, this included a benefit from a backorder improvement. By segment, organic sales growth was primarily driven by performance in our MedSurg and Health Information Systems segments, partially offset by results in our Dental Solutions and Purification and Filtration segments.

GAAP and adjusted operating income margin declined due to lower gross margins and an increase in operating expenses related to public company and functional stand-up costs. Both GAAP and adjusted EPS reflect a full quarter of interest expense.

1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Segment Sales*
	Three months ended June 30,
	2024	2023	Sales change 2024 vs 2023
(Dollars in millions)	Net Sales	Net Sales	Total Sales Change	Translation	Other[2]	Organic Sales
MedSurg	$1,162	$1,161	0.1%	(1.1)%	(0.5)%	1.8%
Dental Solutions	331	351	(5.8)	(1.5)	(2.4)	(2.0)
Health Information Systems	328	316	3.5	(0.1)	—	3.6
Purification and Filtration	238	248	(3.6)	(1.6)	(1.2)	(0.9)
Corporate and Unallocated[3]	22	—	NM	NM	NM	NM
Total Company	$2,081	$2,076	0.2%	(1.1)%	—%	1.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

2Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Divestiture impacts include lost sales from the company's dental anesthetics business that was sold in August 2023 and certain health care businesses retained by 3M India in connection with the spin-off.

3Corporate and unallocated includes sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at spin-off.

Full-Year 2024 Guidance
Solventum is raising its full-year 2024 guidance
•Organic sales growth of 0% to +1.0% (previously -2% to 0%)
•Adjusted EPS of $6.30 to $6.50 (previously $6.10 to $6.40)
•Free cash flow of $700M to $800M (no change to prior guidance)

Organic revenue, adjusted EPS, free cash flow amounts and adjusted effective tax rate included in Solventum’s full-year guidance and additional considerations below are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, timing and magnitude of restructuring activities, among other items.

Additional considerations:
•Wave 1 of the SKU rationalization project represents approximately 5% of total SKUs and is not expected to have a material impact on 2024 revenue or margin performance
•3M supply agreement mark-up started on April 1, 2024, and Solventum anticipates impact to the income statement to begin in Q3 2024
•Solventum now expects a full year adjusted effective tax rate range of 18% to 19% (previously 20% to 21%)

Solventum’s full-year 2024 guidance is based on Q1 2024 as a carve-out plus the remainder of the year as a stand-alone company starting April 1, 2024.

See the "Non-GAAP Financial Measures" section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, August 8, at 4:30 p.m. Eastern Time to discuss its second quarter financial results and provide an update on its business. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results, and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the company’s website.
Forward Looking Statement
This news release contains forward-looking information about Solventum's financial results and estimates and business prospects that involve substantial risks and uncertainties. In particular, statements regarding the future performance of Solventum, including guidance for 2024, are forward-looking statements. You can identify these statements by the use of words such as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises, and other events beyond Solventum's control; (2) operational execution risks; (3) damage to Solventum's reputation or its brands; (4) risks from acquisitions, strategic alliances, divestitures and other strategic events; (5) Solventum's business dealings involving third-party partners in various markets; (6) Solventum's ability to access the capital and credit markets and changes in Solventum's credit ratings; (7) exposure to interest rate and currency risks; (8) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (9) reduction in customers' research budgets or government funding; (10) the timing and market acceptance of Solventum's new product and service offerings; (11) ongoing working relationships with certain key healthcare professionals; (12) changes in reimbursement practices of governments or private payers or other cost containment measures; (13) Solventum's ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (14) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, FCPA and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, product liability claims, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (15) potential liabilities related to per-and polyfluoroalkyl substances; (16) risks related to the highly regulated environment in which Solventum operates; (17) climate change and measures to address climate change; (18) security breaches and other disruptions to information technology infrastructure; (19) Solventum's failure to obtain, maintain, protect, or effectively enforce its intellectual property rights; (20) pension and postretirement obligation liabilities; (21) any events that adversely affect the sale or profitability of one of Solventum's key products or the revenue delivered from sales to its key customers; (22) any failure by 3M Company ("3M") to perform any of its obligations under the various separation agreements entered into in connection with the separation of Solventum from 3M and distribution (the "Separation"); (23) any failure to realize the expected benefits of the Separation; (24) Solventum's ability to execute its turnaround strategy; (25) a determination by the IRS or other tax authorities that the Separation or certain related transactions should be treated as taxable transactions; (26) indebtedness incurred in the financing transactions undertaken in connection with the Separation and risks associated with additional indebtedness; (27) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Separation will exceed Solventum's estimates; and (28) the impact of the Separation on Solventum's businesses and the risk that the Separation may be more difficult, time-consuming or costly than expected, including the impact on Solventum's resources, systems, procedures and controls, diversion of management's attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located under "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the Information Statement included in Solventum's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic revenue growth, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted earnings per share, and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q2 2024 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: https://investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients' lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
Kevin Moran
investors@solventum.com

Solventum Media Contact:
Michele Rest
news@solventum.com

Solventum Corporation
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Dollars in millions, except per-share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net sales of product	$1,605	$1,607	$3,158	$3,157
Net sales of software and rentals	476	469	939	930
Total net sales	2,081	2,076	4,097	4,087
Cost of product	823	762	1,548	1,514
Cost of software and rentals	121	125	240	247
Gross profit	1,137	1,189	2,309	2,326
Selling, general and administrative expenses	701	579	1,297	1,156
Research and development expenses	192	193	387	388
Total operating expenses	1,837	1,659	3,472	3,305
Operating income	244	417	625	782
Interest expense, net	114	—	153	—
Other expense (income), net	34	4	47	6
Income before income taxes	96	413	425	776
Provision for income taxes	7	92	99	162
Net Income	$89	$321	$326	$614

Earnings per share:
Basic earnings per share	$0.51	$1.86	$1.89	$3.56
Diluted earnings per share	0.51	1.86	1.88	3.56
Weighted-average number of share outstanding:
Basic	173.2	172.7	172.9	172.7
Diluted	173.5	172.7	173.1	172.7

Solventum Corporation
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	June 30,	December 31,
(Millions)	2024	2023
Assets
Current assets
Cash and cash equivalents	$897	$194
Accounts receivable — net of allowances of $83 and $82	1,028	1,313
Due from related parties	289	—
Inventories
Finished goods	500	453
Work in process	171	171
Raw materials and supplies	228	233
Total inventories	899	857
Other current assets	250	155
Total current assets	3,363	2,519
Property, plant and equipment — net	1,537	1,457
Goodwill	6,447	6,535
Intangible assets — net	2,724	2,902
Other assets	507	530
Total assets	$14,578	$13,943
Liabilities
Current liabilities
Accounts payable	$495	$477
Due to related parties	611	—
Unearned revenue	505	574
Other current liabilities	960	677
Total current liabilities	2,571	1,728
Long-term debt	8,306	—
Pension and postretirement benefits	315	166
Deferred income taxes	214	231
Other liabilities	305	152
Total liabilities	$11,711	$2,277

Equity
Common stock par value, $0.01 par value, 750,000,000 shares authorized	$2	$—
Shares issued and outstanding - June 30, 2024: 172,710,593
Shares issued and outstanding - December 31, 2023: 0
Additional paid-in capital	3,719	—
Retained earnings	89	—
Net parent investment	—	12,003
Accumulated other comprehensive income (loss) — net	(943)	(337)
Total equity	2,867	11,666
Total liabilities and equity	$14,578	$13,943

Solventum Corporation
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Six months ended June 30,
(Millions)	2024	2023
Cash Flows from Operating Activities
Net income	$326	$614
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	272	278
Postretirement benefit plan expense	19	21
Stock-based compensation expense	60	26
Deferred income taxes	(56)	(69)
Changes in assets and liabilities
Accounts receivable	70	(30)
Due from related parties	131	—
Inventories	(57)	(5)
Accounts payable	132	30
Due to related parties	(229)	—
All other operating activities	129	10
Net cash provided by operating activities	797	875

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(160)	(136)
Net cash used in investing activities	(160)	(136)

Cash Flows from Financing Activities
Net transfers to 3M	(8,247)	(761)
Proceeds from long-term debt, net of issuance costs	8,303	—
Other — net	10	—
Net cash provided by (used in) financing activities	66	(761)

Effect of exchange rate changes on cash and cash equivalents	—	—

Net increase (decrease) in cash and cash equivalents	703	(22)
Cash and cash equivalents at beginning of year	194	61
Cash and cash equivalents at end of period	$897	$39

Solventum Corporation
SALES CHANGE ANALYSIS4
(Dollars in millions)
(Unaudited)

Business Segment Information*
	Six months ended June 30,
	2024	2023	Sales Change 2024 vs 2023
(Dollars in millions)	Net Sales	Net Sales	Total Sales Change	Translation	Other	Organic Sales
MedSurg	$2,281	$2,284	(0.1)%	(0.8)%	(0.3)%	1.0%
Dental Solutions	666	692	(3.8)	(0.9)	(2.1)	(0.8)
Health Information Systems	645	632	2.0	—	—	2.0
Purification and Filtration	483	479	0.9	(1.1)	(0.6)	2.6
Corporate and Unallocated[5]	22	—	NM	NM	NM	NM
Total Company	$4,097	$4,087	0.2%	(0.7)%	(0.1)%	1.1%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
4Total sales change is calculated based on reported sales results. The components of sales change include organic local-    currency sales, translation, and other. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts, in addition to supply agreement and impacts) and selling price changes. Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Divestiture impacts include lost sales from the company's dental anesthetics business that was sold in August 2023 and certain health care businesses retained by 3M India in connection with the spin-off.
5Corporate and Unallocated also includes sales and cost of sales related to products supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at spin-off.

Solventum Corporation and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

Operating segments include components of an enterprise where separate financial information is available that is evaluated regularly by the company’s Chief Operating Decision Maker ("CODM") for the purpose of assessing performance and allocating resources. The company’s CODM is its Chief Executive Officer. The company's operating activities are managed through four operating segments: MedSurg, Dental Solutions, Health Information Systems, and Purification and Filtration. There have been no changes to the composition of the segments or to financial information reported within each of the business segments. These segments have been identified based on the nature of the products sold and how the company manages its operations. Transactions among reportable segments are recorded at cost. No operating segments have been aggregated to form reportable segments.
Corporate and Unallocated includes amortization of acquired intangible assets, restructuring and related charges, benefits or costs related to capitalized manufacturing variances, spin-off and separation related costs and other net costs that the company chose not to allocate directly to its business segments. Spin-off and separation related costs include any costs incurred as part of our separation from 3M and costs to setup operations as a standalone company, including system implementations, manufacturing relocation, legal entity separation, certain equity awards granted as part of the spin-off, profit mark-ups on transition service arrangements with 3M and other one-time costs.
Corporate and Unallocated also includes sales and cost of sales related to products supplied to 3M and other supply agreements related to legacy 3M business and assumed by the company at spin-off. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis. Business segment operating income is reconciled to total operating income below:

BUSINESS SEGMENT INFORMATION
	Three months ended June 30, 2024			Three months ended June 30, 2023

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
MedSurg	$1,162	$214	18.4%	$1,161	$269	23.2%
Dental Solutions	331	90	27.2	351	124	35.3
Health Information Systems	328	111	33.8	316	96	30.4
Purification and Filtration	238	19	8.0	248	50	20.2
Total business segment operating income		$434			$539
Corporate and Unallocated:
Amortization expense		$(86)			$(92)
Other Corporate and Unallocated		(104)			(30)
Total Corporate and Unallocated	22	(190)	NM	—	(122)	NM
Total Company	$2,081	$244	11.7%	$2,076	$417	20.1%

Solventum Corporation
BUSINESS SEGMENTS
(Unaudited)

BUSINESS SEGMENT INFORMATION
	Six months ended June 30, 2024			Six months ended June 30, 2023

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
MedSurg	$2,281	$435	19.1%	$2,284	$522	22.8%
Dental Solutions	666	200	30.0	692	235	34.0
Health Information Systems	645	212	32.9	632	190	30.1
Purification and Filtration	483	58	12.0	479	86	17.9
Total business segment operating income		$905			$1,033
Corporate and Unallocated:
Amortization expense		$(173)			$(184)
Other Corporate and Unallocated		(107)			(67)
Total Corporate and Unallocated	22	(280)	NM	—	(251)	NM
Total Company	$4,097	$625	15.3%	$4,087	$782	19.1%

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the company use non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) Adjusted operating income, and adjusted operating income margin, (2) Adjusted earnings per share, and (3) Free cash flow. Managements believe that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, and spin-off and separation-related costs. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The company believes adjusted operating income and adjusted operating income margin provide investors with visibility into the company's unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted operating income should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, spin-off and separation-related costs, and legal entity restructuring costs. The company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the company evaluate the business. However, adjusted earnings per share should not be construed as inferring that the company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended June 30, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Operating Expenses	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,081	$944	54.6%	$1,837	$244	11.7%	$148	$96	$89	$0.51	7.3%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(86)	86	4.1	—	86	72	0.41
Restructuring costs (a)	—	(3)	0.2	(3)	3	0.2	—	3	2	0.01
Spin-off and separation-related costs (b)	—	(21)	1.0	(97)	97	4.7	(26)	123	104	0.61
Legal entity restructuring (c)	—	—	—	—	—	—	—	—	4	0.02
Non-GAAP	$2,081	$920	55.8%	$1,651	$430	20.7%	$122	$308	$271	$1.56	12.2%

	Three months ended June 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Operating Expenses	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,076	$887	57.3%	$1,659	$417	20.1%	$4	$413	$321	$1.86	22.3%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—		(92)	92	4.4	—	92	77	0.45
Restructuring costs (a)	—	(10)	0.5	(30)	30	1.5	—	30	24	0.13
Non-GAAP	$2,076	$877	57.8%	$1,537	$539	26.0%	$4	$535	$422	$2.44	21.1%
__________________
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Consists of severance associated with restructuring programs.
(b)Consists of costs specifically incurred in connection with the separation from 3M.
(c)Consists of tax impacts for legal entity restructuring in connection with the separation from 3M.

6Cost of sales is the combination of cost of product and cost of software and rental line items from the Condensed Consolidated and Combined Statements of Income and represents the total company cost of sales.
7 Non-operating expense (income), net is the combination of interest expense, net and other expense (income), net line items from the Condensed Consolidated and Combined Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Six months ended June 30, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Operating Expenses	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$4,097	$1,788	56.4%	$3,472	$625	15.3%	$200	$425	$326	$1.88	23.3%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(173)	173	4.2	—	173	145	0.84
Restructuring costs (a)	—	(4)	0.1	(12)	12	0.3	—	12	8	0.05
Spin-off and separation-related costs (b)	—	(21)	0.5	(104)	104	2.5	(38)	142	120	0.69
Legal entity restructuring (c)	—	—	—	—	—	—	—	—	31	0.18
Non-GAAP	$4,097	$1,763	57.0%	$3,183	$914	22.3%	$162	$752	$630	$3.64	16.2%

	Six months ended June 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[6]	Gross Margin %	Operating Expenses	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[7]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$4,087	$1,761	56.9%	$3,305	$782	19.1%	$6	$776	$614	$3.56	20.9%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	—	—		(184)	184	4.5	—	184	154	0.89
Restructuring costs (a)	—	(11)	0.3	(39)	39	1.0	—	39	32	0.18
Non-GAAP	$4,087	$1,750	57.2%	$3,082	$1,005	24.6%	$6	$999	$800	$4.63	19.9%
__________________
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)Consists of severance associated with restructuring programs.
(b)Consists of costs specifically incurred in connection with the separation from 3M.
(c)Consists of tax impacts for legal entity restructuring in connection with the separation from 3M.

6Cost of sales is the combination of cost of product and cost of software and rental line items from the Condensed Consolidated and Combined Statements of Income and represents the total company cost of sales.
7 Non-operating expense (income), net is the combination of interest expense, net and other expense (income), net line items from the Condensed Consolidated and Combined Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the company uses these measures as an indication of the strength of the company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
Major GAAP Cash Flow Categories	2024	2023	2024	2023
Net cash provided by operating activities	$355	$366	$797	$875
Net cash used in investing activities	(58)	(71)	(160)	(136)
Net cash provided by (used in) financing activities	(396)	(299)	66	(761)

Free Cash Flow (non-GAAP measure)
Net cash provided by operating activities	$355	$366	797	875
Purchases of property, plant and equipment	(58)	(71)	(160)	(136)
Free cash flow*	$297	$295	637	739
__________________
*Non-GAAP financial measure.